SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2015 (April 30, 2015)

Mountain High Acquisitions Corp.

(Exact name of registrant as specified in its charter)

Colorado	333-175825	27-3515499
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1624 Market Street, Suite 202 Denver, Colorado 80202

(303) 544-2115

 (Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

MOUNTAIN HIGH ACQUISITIONS CORP.

Form 8-K

Current Report

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

First Amendment to Greenlife BiotanX, Inc. Agreement

On April 30, 2015, Mountain High Acquisitions Corp., a Colorado corporation (the “Company”) entered into a First Amendment to Share Exchange Agreement (“First Amendment to GBX Agreement”) with Greenlife BiotanX, Inc., a Nevada corporation (“GBX”), and the controlling stockholders of GBX (the “GBX Shareholders”). The First Amendment amends and modifies that certain Share Exchange Agreement entered into by and among the parties on February 8, 2015 (the “Original GBX Agreement”). The First Amendment has been entered into to reflect the following changes: (i) to reduce the amount of shares to be received by GBX pursuant to the Original Agreement from 25,000,000 restricted shares to 10,000,000 restricted shares and to modify the Exchange Ratio and any other such provision effected by the reduced share amount; and, (ii) to reduce the amount of shares being cancelled by the Company’s current Chief Executive Officer and Director from 11,000,000 to 2,000,000 restricted shares.

For a more specific description of the terms and conditions of the First Amendment to GBX Agreement please refer to the First Amendment in its entirety, a copy of which has been filed herewith as Exhibit 2.01. The Original GBX Agreement was filed on Form 8-K with the SEC on February 12, 2015 and is hereby incorporated by this reference.

Sale and Purchase Agreement with Evolution Equities Corporation

On April 30, 2015, the Company entered into a Sale and Purchase Agreement (“Sale Agreement”) with Evolution Equities Corporation (“EEC”), a Nevada corporation, and Alan Smith (“Smith”) for the sale of the Company’s wholly-owned subsidiary Canna-Life Corporation, a Colorado corporation (“Canna-Life”). The agreement calls for the sale of 100% of the shares of Canna-Life owned by the Company in exchange for the settlement and cancellation of debt owed to EEC and Smith and the execution of a Promissory Note in favor of EEC and Smith in the amount of $80,000. In exchange for the cancellation of $125,332.61 of debt due and owing to EEC and Smith, the Company shall sell 100% of the shares Canna-Life shares owned by the Company for the purchase price of $1.00.

For a more specific description of the terms and conditions of the Sale Agreement please refer to the Purchase and Sale Agreement in its entirety, a copy of which has been filed herewith as Exhibit 10.01.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Resignation

Effective May 11, 2015, Mr. Alan Smith (“Mr. Smith”) resigned from his position as the current Chief Executive Officer, President and Treasurer of the Company. Mr. Smith shall remain as a member of the Company’s Board of Director of the Company. Mr. Smith’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, practices, or otherwise.

Appointment

Effective May 11, 2015, Ms. Teri Vries was appointed to serve as the Company’s Chief Executive Officer, President, and as a Director of the Company to serve until the next annual meeting and until her successor is duly appointed.

The biography for Ms. Vries is set forth below:

Teri Vries - Teri has over 20 years of experience working in Management Consulting roles within the healthcare industry. Her focus has been on strategy development, process improvement, management, financial analysis and reporting, benchmarking and business development. Since 2010, Teri has been a product consultant with Highmark, Inc. a national, diversified health care partner serving members through its businesses in health insurance, dental insurance, vision care and reinsurance. Prior, to Highmark Teri was a Business Manager and Consultant leading many healthcare-consulting engagements in both large and mid- size organizations. Additionally, she spent several years managing projects at a large health insurer in Western, Pennsylvania.

Teri received her B.S. degree in Business Administration with a concentration in Accounting from the State University of New York at Oswego. She completed her graduate work at Fordham University in New York City, earning a MBA with a concentration in Management. Teri is Six Sigma certified.

 Family Relationships

Ms. Vries is not related to any Officer or Director of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements.

(d) Exhibits. The following exhibits are either filed as a part hereof or are incorporated by reference. Exhibit numbers correspond to the numbering system in Item 601 of Regulation S-K.

Exhibit
Number	Description of Exhibit
2.01	First Amendment to Share Exchange Agreement by and among the Company, the controlling stockholders of the Company, GBX, and the shareholders of GBX dated April 30, 2015 (1)
10.01	Purchase and Sale Agreement by and among the Company, Evolution Equities Corporation, and Alan Smith dated April 30, 2015 (1)

(1)	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOUNTAIN HIGH ACQUISITIONS CORP.
Date: May 13, 2015	By:	/s/ Alan Smith
Alan Smith
Chief Executive Officer